EXHIBIT 5.3

June 3, 2015

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Re:	Registration Statement on Form S-3 and Related Note Offering (as defined below)

Ladies and Gentlemen:

We have acted as special Texas counsel for Hotels.com, L.P., a Texas limited partnership (the “Texas L.P.”), and Hotels.com GP, LLC, a Texas limited liability company (the “Texas LLC”), in connection with the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Commission File No. 333-197974) (as amended by the Post-Effective Amendment, the “Registration Statement”) and the proposed issuance (the “Note Offering”) relating thereto of up to €650,000,000 aggregate principal amount of 2.5000% Senior Notes due 2022 (the “Notes”) of Expedia, Inc., a Delaware corporation (the “Company”), and the related Subsidiary Guarantees (as defined below) of the Subsidiary Guarantors (as defined below) listed in the Registration Statement, pursuant to the Indenture referred to below. The Notes will be issued pursuant to a Fourth Supplemental Indenture, dated as of June 3, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), by and among the Company, Texas L.P., Texas LLC (together with Texas L.P., the “Covered Guarantors” and each, a “Covered Guarantor”), the other Subsidiary Guarantors party thereto (collectively with the Covered Guarantors, the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Texas L.P. is a limited partnership existing and in good standing under the laws of the State of Texas, and the Texas LLC is a limited liability company existing and in good standing under the laws of the State of Texas.

2. The execution and delivery of the Indenture by each Covered Guarantor has been authorized by all necessary limited partnership action or limited liability company action, as applicable, of such Covered Guarantor.

Expedia, Inc.

June 3, 2015

3. The Subsidiary Guarantee of the Notes by each Covered Guarantor has been authorized by all necessary limited partnership action or limited liability company action, as applicable, of such Covered Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

The opinions expressed herein with respect to the existence and/or good standing of the Covered Guarantors are based solely on certificates and records of public officials as to factual matters and legal conclusions set forth therein.

For purposes of the opinions expressed herein, we have assumed that each party to the Indenture, other than the Covered Guarantors, has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of each such party.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Covered Guarantors. The opinions expressed herein are limited to the laws of the State of Texas as currently in effect, and we express no opinion as to the effect of or the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day